EXHIBIT 11.1

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Computations of Earnings Per Common
Share
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For the Six and Three Months Ended
June 30, 1997 and 1996
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


                                              Six Months                                      Three Months
                                            Ended June 30                                     Ended June 30

                                                 1997                  1996                       1996                     1997

Primary Earnings
     Net income before minority interestin
          earnings of consolidated           2,043,273            1,590,510                      513,261                 813,400
           subsidiary

     Minority interest in earnings of
           consolidated subsidiary            (94,391)            (100,647)                      (5,961)                (79,025)
                                      -------------------    -----------------         --------------------     -------------------

     Net income available to Common          1,948,882            1,489,863                      507,300                 734,375
                                      ===================    =================         ====================     ===================

Primary Shares
     Weighted average number of
           Common Shares outstanding        10,471,946            8,529,978                   10,561,814               8,547,898

     Additional shares assuming
           issuance of shares underlying       679,488              552,644                      669,737                 591,226
options
                                      -------------------    -----------------         --------------------     -------------------

     Primary Shares                         11,151,434              982,622                   11,231,551               9,139,124
                                      ===================    =================         ====================     ===================

Primary Earnings per Common Share
     Net income available to Common             $0.175               $0.164                       $0.045                  $0.080
                                      ===================    =================         ====================     ===================

Fully Diluted Earnings
     Net income before minority interest
in earnings of consolidated                  2,043,273            1,590,510                      513,261                 813,400
     subsidiary

     Minority interest in earnings of         (94,391)            (100,647)                      (5,961)                (79,025)
     consolidated subsidiary

     Plus interest expense attributable
     to Debentures, net of related income     107,800              396,164                       53,258                 200,842
     taxes
                                      -------------------    -----------------         --------------------     -------------------

Net income available to Common              2,056,682            1,886,027                      560,558                 935,217
                                      ===================    =================         ====================     ===================

Fully Diluted Shares
     Weighted average number of            10,471,946            8,529,978                   10,561,814               8,547,898
         Common Shares outstanding

 Additional shares assuming issuance:
          Of shares underlying options        679,488              552,644                      669,737                 591,226
          Of convertible common shares
             @ $4.375 per share
              underlying:
               $6,438,000 from 1/1/97       1,471,543                                         1,471,543                       0
               $11,000,000 from 1/1/96                           2,514,286                                            2,514,286
               $1,650,000 from 2/7/96                              300,471                                              377,143
          Less shares actually issued        (390,920)              (2,358)                    (480,788)                 (4,718)
          upon conversions                -------------------    -----------------         --------------------     ----------------

          Fully Diluted Shares             12,232,057           11,895,021                   12,222,305              12,025,835
                                          ===================    =================         ====================     ================

Fully Diluted Earnings per Common share
     Net income                                $0.168               $0.159                       $0.046                  $0.078

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